[Pursuant to 17 C.F.R. 240.24b-2, confidential information has been omitted in places marked “[…***…]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application.]

RESEARCH AND DEVELOPMENT AGREEMENT

THIS RESEARCH AND DEVELOPMENT AGREEMENT (this “Agreement”), dated as of March __, 2014 (the “Effective Date”), is made and entered into by and between BioRestorative Therapies, Inc., a Nevada corporation (“BRT”), and Rohto Pharmaceutical Co., Ltd., a Japanese corporation (“Rohto”) (collectively the “Parties” or individually a “Party”).

PRELIMINARY STATEMENTS

1.          BRT has expertise in the field of stem cell biotechnology, and in particular with regard to […***…].

2.          Rohto is a well known pharmaceutical company in Japan which develops new technology at medical and cosmetic businesses and […***…] and seeks to use such materials for development of stem cell biotechnology.

3.          Rohto desires to engage BRT to examine and research […***…] owned by BRT, to develop […***…] for use by Rohto and to produce […***…] BRT agrees to perform such services, subject to the terms and conditions hereof, and provide to Rohto […***…].

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

ARTICLE I

OBJECTIVE AND ENGAGEMENT

1.01         Objective. The objective of Rohto’s engagement of BRT in this Agreement is, subject to the terms and conditions hereof, to develop […***…] to be derived from […***…] The Parties agree that the goal of this Agreement is, subject to the terms and conditions hereof, to […***…] derived from each of […***…] provided by BRT or Rohto for such purposes.

1.02         Engagement. Subject to the terms and conditions of this Agreement, Rohto agrees to engage BRT to conduct the Research Program (as defined hereinafter), and BRT agrees to conduct the Research Program.

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

ARTICLE II

RESEARCH PROGRAM

2.01         Rohto’s Supply of Materials. Rohto shall provide to BRT […***…] in amounts as reasonably necessary to conduct the Research Program and as required by BRT from time to time. […***…] will be provided […***…] to BRT.

2.02         BRT’s Responsibility. (a) BRT shall examine and research […***…] (as defined in this Section 2.02) with the goal of […***…] obtained from each of […***…] (for clarity, only […***…] and only […***…] is to be supplied to Rohto) supplied by BRT using […***…], and determining whether […***…] It is understood that […***…] presently used by BRT […***…] Thereupon, BRT shall seek to develop […***…] for the above purpose […***…], if necessary, and develop a […***…] (the “Research Program”). BRT shall provide […***…] during the Term (as hereinafter defined) […***…] to Rohto. The Research Program is detailed in Exhibit A attached hereto. BRT agrees that, except as otherwise provided for in this Agreement, it will […***…] only for the Research Program and not for any other purpose.

(b) With respect to the shipping of biological material between BRT and Rohto, each Party that ships biological material will do so in accordance with applicable international law and the respective laws of the jurisdictions from which and to which the materials are shipped. The cost of shipping and insurance will be the responsibility of the shipper.

2.03         Rohto’s Responsibility. Rohto shall pay BRT two hundred fifty thousand United States dollars (US $250,000) as the fee for the Research Program (the “Fee”). The Fee will be paid by wire as follows:

(a)          one hundred fifty thousand United States dollars (US $150,000) on the Effective Date;

(b) fifty thousand United States dollars (US $50,000) within ten (10) days following the completion of Workstream 1 (as detailed in the Research Program) and the commencement of Item 2 of Workstream 2 of the Research Program […***…]; and

(c)          fifty thousand United States dollars (US $50,000) (the “Final Installment”) within ten (10) days following Rohto’s receipt of the final written report by BRT regarding the outcome of the Research Program (the “Final Report”).

2.04         Periodic Meetings. The Parties agree to meet by telephone or other electronic means on a quarterly basis and for BRT to report in writing to Rohto on the progress of the Research Program in a timely manner. The Parties will meet in such manner more frequently as needed. In the event that BRT makes a discovery during the Research Program that it considers to be a breakthrough in research, it shall call for a meeting with Rohto by telephone or other electronic means to discuss such findings immediately and after the meeting BRT shall report the breakthrough and discussion between the Parties in writing in a timely manner. In the event the Parties determine that the details of the Research Program are to be amended, the Parties will make such amendment in written form and attach it to this Agreement as an amended Exhibit A and will modify the Fee to reflect any additional services to be provided by BRT. Any travel expenses for any meetings in the United States with regard to the training of Rohto employees will be borne by Rohto; provided, however, BRT shall obtain the prior written consent by Rohto for such expense.

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

ARTICLE III

EXCHANGE OF INFORMATION, CONFIDENTIALITY, AND OUTCOME

3.01         Exchange of Information. The Parties shall exchange all information as follows:

(a)         BRT shall disclose to Rohto […***…] to Rohto and will provide to Rohto […***…] within thirty (30) days from the Effective Date.

(b)         Rohto shall disclose to BRT […***…] and will provide to BRT […***…] within thirty (30) days from the Effective Date.

3.02         Final Report. (a) The Final Report shall include, without limitation, the following: […***…] and other pertinent information in detail, and […***…].

(b)  BRT shall deliver the Final Report to Rohto during the Term. If BRT determines that a certain extension of the Term is necessary in order to deliver the Final Report, it shall make a request to Rohto for such extension of the Term at least thirty (30) days before the expiration of the Term. Rohto shall respond to BRT’s request within seven (7) days of its receipt of BRT’s request. Rohto’s determination with regard to an extension of the Term shall not be unreasonably withheld. In the event that Rohto agrees to such extension, BRT may deliver the Final Report within such extended Term. If Rohto does not agree to such extension, BRT shall deliver the Final Report within the Term.

3.03         Confidentiality. The provisions of the Mutual Nondisclosure Agreement, of even date, attached hereto as Exhibit B, between the Parties (the “Nondisclosure Agreement”) shall continue in full force and effect during the Term and for a period of […***…] thereafter.

ARTICLE IV

TERM; TERMINATION

4.01         Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated or extended as provided hereunder, shall end one (1) year from the Effective Date (the "Term"). The Term and the scope of this Agreement may be extended and expanded by mutual written agreement.

4.02         Breach. The failure by either Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give to the defaulting Party a default notice specifying the nature of the default and requiring it to cure such default. If such default is not cured within thirty (30) days after the receipt of such notice (or, if such default cannot be cured within such thirty (30) day period, or if the Party in default does not commence and diligently continue actions to cure such default), the notifying Party shall be entitled to terminate this Agreement immediately by written notice. Rohto agrees that the obligation to pay each installment of the Fee when due is a material obligation. Any termination by BRT of this Agreement as a result of a breach by Rohto, as provided for above, shall not release Rohto of its obligations to pay the Final Installment, which installment shall be due and payable upon such termination subject to the delivery of a report which reflects BRT’s progress with regard to the Research Program until the date on which Rohto’s breach occurred.

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

4.03        Surviving Rights. The Parties' obligations under the Nondisclosure Agreement shall survive the expiration or termination of this Agreement.

ARTICLE V

INVENTIONS AND TECHNOLOGIES

5.01        Ownership of Outcome. […***…].

5.02        License. (a) […***…].

(b) […***…].

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

6.01        Representations, Warranties and Covenants. Each Party hereby represents and warrants to, and covenants with, the other Party as follows:

(a)         It is a company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement.

(b)         As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms.

(c)         It has not entered, and shall not enter, into any agreement with any third party that is in conflict with the rights granted to the other Party under this Agreement, and has not taken and shall not take any action that would in any way prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise materially conflict with or adversely affect the rights granted to the other Party under this Agreement. Its performance and execution of this Agreement does not and will not result in a breach of any other contract to which it is a party.

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.01         Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. Neither Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

7.02         Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder shall be assignable by either Party without the prior written consent of the other Party.

7.03         Publication. BRT may not publish or otherwise publicly disclose (including, without limitation, in abstracts, presentations, meetings or seminars), either in writing or orally, the results of studies on materials obtained from, or produced in collaboration with, Rohto unless Rohto, in its sole discretion, agrees in writing to such publication and the content thereof. Rohto may publish or otherwise publicly disclose (including, without limitation, in abstracts, presentations, meetings or seminars), either in writing or orally, the results of studies on materials obtained from, or produced in collaboration with BRT, without any consent of BRT unless any BRT confidential, proprietary or patentable information is included in the publication with BRT. If Rohto’s publication or disclosure includes any BRT confidential, proprietary or patentable information, Rohto shall not publish or otherwise publicly disclose any such information without the prior written consent of BRT. At least thirty (30) days prior to any such proposed publication or disclosure, Rohto will provide to BRT a copy of the proposed document for publication or disclosure so that BRT may determine that no BRT confidential, proprietary or patentable information is included.

7.04         Announcements. Neither Party shall have the right to make any public announcement or other disclosure with respect to this Agreement, nor disclose the terms of this Agreement, without the prior written consent of the other Party, except as follows:

(a)          each Party may disclose the terms of this Agreement to the extent such disclosure is required by law (including without limitation by the rules and regulations of the Securities and Exchange Commission, any securities exchange or NASDAQ) or to defend or prosecute litigation or arbitration; provided, that, prior to such disclosure, to the extent permitted by law or such rules and regulations, such disclosing Party notifies the other Party of such requirement and the disclosing Party furnishes only those terms of this Agreement that the disclosing Party is legally required to furnish.

(b)          each Party may disclose this Agreement to its (i) then-current and potential third party licensees and sublicensees, and (ii) then-current and potential directors, investors, lenders and acquirers; provided, that such persons are bound to maintain the confidentiality of this Agreement to the same extent as if they were parties hereto.

(c)          each Party shall have the right to issue a press release in the form of Exhibit C attached hereto upon the signing of this Agreement.

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

7.05         Arbitration. In the event of any controversy or claim arising out of or relating to this Agreement, or the performance or breach thereof, which the Parties cannot amicably resolve, the Parties agree to submit the matter for resolution under the Rules of Arbitration of the International Chamber of Commerce to be decided by one or more arbitrators appointed in accordance with the said Rules. Said arbitration will be held in New York, New York. The award of the arbitrator(s) shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for juridical acceptance of such an award and order of enforcement.

7.06         Sharing of Information. BRT and Rohto shall keep each other currently informed of relevant progress, plans and information concerning the development, manufacture, and use of cell lines, components and processes to the extent that they directly arise from the Research Program during the Term.

7.07         No Trademark Rights. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the name “BRT” or “Rohto” or any other trade name or trademark of the other Party in connection with the performance of this Agreement.

7.08         Notices. All notices and other communications hereunder shall be in writing, in English, and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by an international express courier service of similar stature, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change or address shall be effective only upon receipt thereof):

If to BRT addressed to:

555 Heritage Drive

Jupiter, Florida 33458

United States

Attention: Mark Weinreb, CEO

If to Rohto, addressed to:

Rohto Pharmaceutical Co., Ltd

1-8-1, Tatsumi-nishi, Ikuno-ku,

Osaka 544-8666, Japan

Attention: Tetsumasa Yamada

7.09         Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

7.10         Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by the waiving Party.

7.11         Counterparts. This Agreement may be executed simultaneously in two counterparts, either one of which need not contain the signature of more than one Party but both such counterparts taken together shall constitute one and the same agreement.

7.12         Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

7.13         Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, applicable to contracts executed and performed wholly within the State of New York.

7.14         Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

7.15         Entire Agreement of the Parties. This Agreement, together with the Nondisclosure Agreement, constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

7.16         Uncontrollable Forces. Neither Party shall be considered to be in default of this Agreement if delays in or failure of performance shall be due to uncontrollable forces the effect of which, by the exercise of reasonable diligence, such Party could not avoid. The term “uncontrollable forces” shall mean any event which results in the prevention or delay of performance by BRT of its obligations under this Agreement and which is beyond the control of such Party. It includes, but is not limited to, fire, flood, earthquakes, storms, lightning, epidemic, war, riot, civil disturbance, sabotage, inability to procure permits, licenses, or authorizations from any state, local, or federal agency or person for any of the supplies, materials, accesses, or services required to be provided by either Rohto or BRT under this Agreement, strikes, work slowdowns or other labor disturbances, and judicial restraint.

7.17         Facsimile or Email Signatures. Signatures hereon which are transmitted via facsimile or email shall be deemed original signatures

[Remainder of page intentionally left blank. Signature page follows.]

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

BIORESTORATIVE THERAPIES, INC.

By:

ROHTO PHARMACEUTICAL CO., LTD

By:

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Exhibit A

Research Program

[…***…]

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Exhibit B

Mutual Nondisclosure Agreement

MUTUAL NONDISCLOSURE AGREEMENT

AGREEMENT, made this __ day of March, 2014, between BIORESTORATIVE THERAPIES, INC., a Nevada corporation, and ROHTO PHARMACEUTICAL CO., LTD., a Japanese corporation.

WHEREAS, the above parties are engaged in discussions concerning a possible business transaction between them; and

WHEREAS, in order to facilitate such discussions, certain Confidential Information (as hereinafter defined) may be disclosed between the parties.

NOW, THEREFORE, it is agreed:

1.          Obligations. This Agreement will confirm the understanding between the parties concerning the mutual obligations of confidentiality with respect to Confidential Information furnished pursuant to this Agreement.

2.          Definition of Confidential Information. As used in this Agreement, the term “Confidential Information” shall mean all communications, documents and other information, whether in written, oral, printed, electronic, machine readable, or other form, which a disclosing party furnishes to a receiving party with respect to itself and/or its subsidiaries and affiliates, regardless of the manner in which it is furnished and shall include all information acquired by observation or otherwise during any site visit at a disclosing party’s facility. “Confidential Information” shall include, but not be limited to, product plans, designs, market research and analysis, costs, customer and supplier lists, strategies, forecasts, computer programs, technical data, know-how, trade secrets, discoveries, inventions and any other intellectual property (whether or not patented), all other information disclosed by one party to the other pursuant to this Agreement, and any and all analyses, compilations and other materials prepared by the receiving party or any of its officers, directors, employees, representatives or agents (collectively, “Representatives”) containing or based in whole or in part on any such information furnished by the disclosing party or its Representatives or otherwise obtained by the receiving party or its Representatives.

3.          Confidentiality. The parties acknowledge that each party considers the Confidential Information it discloses to be proprietary and confidential. The Confidential Information will be kept confidential, will be used solely in connection with the evaluation of the proposed business transaction and will not, without the prior written consent of the disclosing party, be used or disclosed, directly or indirectly, in any manner whatsoever, in whole or in part. The receiving party agrees to exercise the same degree of care, but not less than a reasonable degree of care, to preserve the confidentiality of the Confidential Information that it exercises with respect to its own confidential information. Without limiting the generality of the foregoing, the receiving party shall not use any Confidential Information for the purpose of effectuating a purchase or sale of the securities of the disclosing party. In addition, neither party will disclose to any person or entity the fact that this Agreement has been entered into, that Confidential Information has been provided under this Agreement, that discussions or negotiations are taking place or have taken place concerning a possible transaction between the parties, or any of the terms, conditions or other facts with respect to any such discussions or possible transaction, including the status thereof, except as required by law or regulation.

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

4.           Disclosure to Representatives. Each party agrees that a receiving party may disclose Confidential Information or portions thereof to those of its Representatives who need to know such Confidential Information for the purpose of evaluating a possible transaction between the parties. Prior to disclosing any Confidential Information to any Representative, the receiving party will inform such Representative of the confidential nature of the Confidential Information. The receiving party agrees to be responsible for any breach of this Agreement by its Representatives.

5.           Protective Order. Notwithstanding any provision in this Agreement to the contrary, a receiving party may disclose Confidential Information or portions thereof to the extent required to comply with an order issued by a court or governmental agency of competent jurisdiction; provided, however, that, prior to disclosing any Confidential Information pursuant to an order of such court or governmental agency, the receiving party shall give the disclosing party prompt notice so that it may seek, in its sole discretion, a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, or the disclosing party waives compliance with the provisions of this Agreement, only that portion of the Confidential Information which is legally required to be disclosed will be furnished.

6.           Exceptions. The obligations imposed upon the parties herein shall not apply to information:

a.	which is publicly available prior to the date hereof; or

b.	which hereafter becomes available to the public through no wrongful act of the receiving party; or

c.	which was already in the possession of the receiving party at the time of disclosure and not subject to an existing agreement of confidence between the parties; or

d.	which is received from a third party without restriction, not in violation of an agreement of confidence and without breach of this Agreement.

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

7.          Ownership of Confidential Information and Derivatives. All Confidential Information and any Derivatives (as hereinafter defined) thereof remain the property of the party which created the Confidential Information and no license or other rights to Confidential Information is granted or implied hereby. For purposes of this Agreement, “Derivatives” shall mean: (i) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

8.          No Warranties or Representations as to Confidential Information. Each of the parties acknowledges that neither makes any express or implied representation or warranty as to the accuracy or completeness of the Confidential Information, and neither party shall have any liability to the other party or any of its Representatives relating to or arising from its or their use of any Confidential Information or for any errors therein or omissions therefrom.

9.          Return of Information. All Confidential Information furnished by one party to the other is considered loaned for use solely in connection with the proposed business transaction, and shall be returned by the receiving party to the disclosing party upon request by the disclosing party. The receiving party shall certify that it has destroyed or returned all copies of the Confidential Information in its possession.

10.         Need for Definitive Agreement. Each of the parties agrees that, unless and until a definitive written agreement between the parties with respect to a business transaction has been executed and delivered, neither party will be under any obligation of any kind whatsoever with respect thereto by virtue of this or any written or oral expression concerning such a transaction, except, in the case of this Agreement, for the matters specifically agreed to herein.

11.         Equitable Relief. Each party acknowledges and agrees that, in the event of any breach or threatened breach of any provision of this Agreement, the disclosing party will be without an adequate remedy at law and, accordingly, shall be entitled to enforce such provisions by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damages or posting any bond or other security and without prejudice to any other rights or remedies which it may have at law or in equity.

12.         Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, applicable to agreements performed solely within the State of New York.

13.         Arbitration. In the event of any controversy or claim arising out of or relating to this Agreement, or the performance or breach thereof, which the parties cannot amicably resolve, the parties agree to submit the matter for resolution under the Rules of Arbitration of the International Chamber of Commerce to be decided by one or more arbitrators appointed in accordance with the said Rules. Said arbitration will be held in New York, New York. The award of the arbitrator(s) shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for juridical acceptance of such an award and order of enforcement.

14.         Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, arrangements and understandings relating thereto.

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

15.         Amendments; Waivers. This Agreement may be amended only by a written instrument executed by each party or, in the case of a waiver, by the disclosing party. The failure of the disclosing party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce such provision or any other provision. No waiver by the disclosing party of the breach of any term contained herein, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

16.         Notices. Any notices sent to the parties pursuant to the terms of this Agreement shall be hand delivered, transmitted by fax to the number set forth on the signature page hereof or mailed by certified mail, return receipt requested, or overnight courier to the address set forth on the signature page hereof, to the attention of the undersigned Representative of the party.

17.         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

18.         Severability. Any term or provision of this Agreement which is prohibited or held invalid or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

19.         Counterparts; Facsimile and Email Signatures. This Agreement may be executed in separate counterparts, each of which counterparts shall be deemed an original and all of which counterparts shall together constitute one and the same agreement. Facsimile and email signatures shall be deemed to be original signatures.

20.         Communications. Each party agrees that any and all communications by it or its Representatives regarding the provision of or access to Confidential Information, and any and all discussions by it or its Representatives with respect to the proposed business transaction, shall be conducted solely with the undersigned Representative of the other party, unless otherwise authorized by such person on behalf of such other party.

21.         Representation by Counsel; Interpretation. The parties acknowledge that they have been represented by counsel, or afforded the opportunity to be represented by counsel, in connection with this Agreement. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

{Remainder of page intentionally left blank. Signature page follows.}

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BIORESTORATIVE THERAPIES, INC.

By:
Mark Weinreb
Chief Executive Officer

555 Heritage Drive, Suite 130
Jupiter, Florida 33458
Fax Number: (561) 429-5684

ROHTO PHARMACEUTICAL CO., LTD.

By:
Name: Tetsumasa Yamada
Title: Head of Regenerative Medicine
Research and Planning Division
1-8-1, Tatsumi-nishi, Ikuno-ku,
Osaka 544-8666, Japan
Fax Number: (813)-6832-6024

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Exhibit C

Press Release

[to be finalized by the Parties]

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.